EXHIBIT 99.1

Contact:	BALLY TOTAL FITNESS 8700 West Bryn Mawr Avenue Chicago, IL 60631 www.ballyfitness.com Matt Messinger – Tel. (773) 864-6850
MWW GROUP Public Relations Carreen Winters – Tel. (201) 507-9500

For Immediate Release

FEDERAL COURT UPHOLDS PREVIOUSLY DISCLOSED ARBITRATION AWARD
AGAINST BALLY TOTAL FITNESS

CHICAGO, August 4, 2005 — Bally Total Fitness Holding Corporation (NYSE: BFT) announced today that a Federal District Court in the Northern District of Illinois has confirmed an arbitration award of approximately $14.3 million and entered a judgment against the Company. This matter, which has been previously disclosed, relates to a contractual dispute arising from a program of transferring membership receivables balances into a credit card program. The Company is currently exploring all of its options with respect to the court’s decision.

The Company does not believe the judgment would result in a default under its $275 million secured credit facility until 30 days from the entry of the judgment. Additionally, the Company does not believe the judgment would result in a default under the indentures governing the Company’s public bonds unless 60 days have passed or an enforcement proceeding is commenced with respect to the judgment, which under the applicable federal rules could occur as early as August 12, 2005.

About Bally Total Fitness
Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and 440 facilities located in 29 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness®, Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the existence of reporting covenant defaults under Bally’s public indentures, whether Bally can obtain waivers of those defaults from noteholders, and potential cross-defaults under Bally’s senior credit facility; Bally’s ability to satisfy the judgment arising out of the Household arbitration; the outcome of the SEC and Department of Justice investigations, the review and restatement of previously announced or filed financial results and the costs and expenses associated therewith; the audit of the restated financial statements, including any further delays; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Bally’s 2004 financial statements and the completion of Bally’s financial statements for the first and second quarters of 2005, including the effect of this or any further delays; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation (including various shareholder litigations) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; other than as described above, Bally’s ability to remain in compliance with, or obtain waivers under, its loan agreements and indentures; Bally’s ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company’s cash needs and obligations; and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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